UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2011

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On September 21, 2011, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of Arnett & Foster, P.L.L.C. as the Company’s independent registered public accountants, and a proposal submitted by the board of directors regarding the issuance of shares of common stock by the Company to officers, directors and employees who elected to participate in the recent Warrant Exchange Offer.  A breakdown of the votes cast is set forth below.

1. The election of directors	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	5,945,078	101,776	4,754,338
Jack M. Reynolds	6,022,251	24,603	4,754,338
Douglas V. Reynolds	6,033,751	13,103	4,754,338
Edsel R. Burns	6,037,751	9,103	4,754,338
Neal W. Scaggs	6,030,254	16,600	4,754,338
Joseph L. Williams	6,012,254	34,600	4,754,338
Richard M. Adams, Jr.	6,037,254	9,600	4,754,338
Keith Molihan	6,031,254	15,600	4,754,338
Eric Dosch	6,008,404	13,103	4,754,338
James Schafer	6,037,012	9,842	4,754,338
Nester S. Logan	6,010,971	35,883	4,754,338
Samuel G. Kapourales	6,001,418	45,436	4,754,338

2.	The ratification of the appointment of Arnett & Foster, P.L.L.C. as the Company’s independent registered public auditing firm for the year ending September 30, 2011.

For	Against	Abstain	Broker Non-Vote

10,618,821	70,466	111,905	—

3.  The approval of the issuance of shares of common stock by the Company to directors, officers and employees who elect to participate in the Energy Services of America Corporation Warrant Exchange Offer.

For	Against	Abstain	Broker Non-Vote

5,739,088	277,530	30,236	4,754,338

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: September 21, 2011	By: /s/ Edsel R. Burns
Edsel R. Burns
President and Chief Executive Officer